                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                               BAIRNCO CORPORATION
                                       AT
                              $12.00 NET PER SHARE
                                       BY
                              BZ ACQUISITION CORP.
                          A WHOLLY OWNED SUBSIDIARY OF
                             STEEL PARTNERS II, L.P.

                                                                   June 22, 2006

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

      We have been appointed by BZ Acquisition Corp. (the "Purchaser"), a
Delaware corporation and a wholly owned subsidiary of Steel Partners II, L.P., a
Delaware limited partnership ("Parent"), to act as Information Agent in connection with its offer to purchase all outstanding shares of common stock, par value $0.01 per share (the "Shares"), of Bairnco Corporation, a Delaware corporation (the "Company"), at $12.00 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Purchaser's Offer to Purchase dated June 22, 2006, and the related Letter of Transmittal (which, together with any amendments and supplements thereto, collectively constitute the "Offer").

      For your information and for forwarding to your clients for whom you hold
Shares registered in your name or in the name of your nominee, we are enclosing the following documents:

      1.  Offer to Purchase dated June 22, 2006;

      2.  Letter of Transmittal, including a Substitute Form W-9, for your use and for the information of your clients;

      3.  Notice of Guaranteed Delivery to be used to accept the Offer if the
          Shares and all other required documents cannot be delivered to
          American Stock Transfer & Trust Company, the Depositary for the Offer,
          by the expiration of the Offer;

      4.  A form of letter which may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer;

      5.  Guidelines for Certification of Taxpayer Identification Number on
          Substitute Form W-9 providing information relating to backup federal income tax withholding; and

      6.  Return envelope addressed to the Depositary.

      WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE.

      THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
TIME, ON THURSDAY, JULY 20, 2006, UNLESS THE OFFER IS EXTENDED.

      The Purchaser will not pay any fees or commissions to any broker, dealer or other person (other than the Information Agent and the Depositary as described in the Offer to Purchase) for soliciting tenders of Shares pursuant to the Offer. The Purchaser will, however, upon request, reimburse brokers, dealers, banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding

materials to their customers. The Purchaser will pay all stock transfer taxes applicable to its purchase of Shares pursuant to the Offer, subject to
Instruction 6 of the Letter of Transmittal.

      In order to accept the Offer, a duly executed and properly completed
Letter of Transmittal and any required signature guarantees, or an Agent's
Message (as defined in the Offer to Purchase) in connection with a book-entry delivery of Shares, and any other required documents, should be sent to the
Depositary by 12:00 Midnight, New York City time, on Thursday, July 20, 2006.

      Any inquiries you may have with respect to the Offer should be addressed to, and additional copies of the enclosed materials may be obtained from, the undersigned at the address and telephone number set forth on the back cover of the Offer to Purchase.

                                             Very truly yours,

                                             MacKenzie Partners, Inc.

      NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU
THE AGENT OF BZ ACQUISITION CORP., STEEL PARTNERS II, L.P., THE INFORMATION
AGENT OR THE DEPOSITARY, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY
DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE
OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED
THEREIN.

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